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                                                                      EXHIBIT 99

CONTINENTAL GLOBAL GROUP, INC.                    FOR IMMEDIATE RELEASE
P.O. Box 400
438 Industrial Drive
Winfield, AL 35594
Contact: Jimmy Dickinson
         (205) 487-6492

                         CONTINENTAL GLOBAL GROUP, INC.
                      COMPLETES EXCHANGE OFFER AND CONSENT
                   SOLICITATION FOR 11% SENIOR NOTES DUE 2007

Winfield, Alabama -- Press Release

                         CONTINENTAL GLOBAL GROUP, INC.

                           OFFER TO EXCHANGE CASH AND
                  9% SERIES A SENIOR SECURED NOTES DUE 2008 AND
                   13% SERIES B SENIOR SECURED NOTES DUE 2008
                               FOR ALL OUTSTANDING
                            11% SENIOR NOTES DUE 2007
              ($120 MILLION AGGREGATE PRINCIPAL AMOUNT OUTSTANDING)

      Continental Global Group, Inc. announced today that it has completed its Exchange Offer and Consent Solicitation (the "Exchange Offer") commenced August 4, 2004 with respect to its outstanding 11% Senior Notes due 2007 (the "Old Notes"). The Company has notified Wells Fargo Bank, N.A., which acted as depositary for the Exchange Offer and as Indenture Trustee for the Old Notes, that all Old Notes that were validly tendered have been accepted for exchange.

      Tenders with respect to Old Notes representing approximately $109,270,000 or 91.06% of the $120,000,000 of Old Notes outstanding principal amount were received by the Depositary in the Exchange Offer.

      Old Notes not tendered and exchanged pursuant to the Exchange Offer will remain outstanding.

                              --------------------

                                 October 4, 2004